PRESS RELEASE

Company Contacts:	Investor Contact:
Jennifer Crane	Mark Hood
Crossroads Systems	Crossroads Systems
ir@crossroads.com	ir@crossroads.com
512.928.6897	512.928.7330

Press Contact:
Matthew Zintel
Zintel Public Relations
matthew.zintel@zintelpr.com
281.444.1590

FOR IMMEDIATE RELEASE

Crossroads Adopts Tax Benefit Preservation Plan to Protect its Net Operating Loss Carryforwards

Will Submit the Plan for Stockholder Approval at the 2015 Annual Meeting of Stockholders

AUSTIN, TX – May 23, 2014 – Crossroads Systems, Inc. (NASDAQ: CRDS) announced today that its Board of Directors has adopted a Tax Benefit Preservation Plan (the “Plan”) designed to preserve the value of its significant net operating loss carryforwards (“NOLs”) in relation to the potential limitations under Section 382 of the Internal Revenue Code. Crossroads intends to seek stockholder approval of the Plan at its 2015 Annual Meeting of Stockholders.

Crossroads has federal NOLs totaling approximately $128 million as of October 31, 2013. Pursuant to U.S. federal income tax rules, Crossroads’ use of those tax assets could be substantially limited if Crossroads experiences an “ownership change” (as defined in Section 382 of the Internal Revenue Code). In general, an ownership change occurs if there is a cumulative change in Crossroads’ ownership by “5 percent shareholders” that increases by more than 50 percent over the lowest percentage owned by such shareholders at any time during the prior three years on a rolling basis. Crossroads noted that the Plan is designed to serve the interests of all stockholders by helping to protect the Company’s ability to use its net operating losses to offset future tax liabilities and is similar to plans adopted by many other public companies with significant tax attributes.

Richard K. Coleman, Jr., President and CEO, stated, “The Board took this prudent step to protect Crossroads’ significant NOL asset. The ability to utilize these NOLs is an integral part of our previously announced business plans. We want to be able to utilize this valuable NOL-related tax asset to offset the tax liabilities that would be created from future net income, including product revenue, intellectual property royalty revenue, and revenue from litigation settlements or awards at trial. The Plan is the latest in a series of strategic initiatives that are designed to enhance the value of our Company for all our stockholders.”

In connection with the adoption of the Plan, the Board of Directors has declared a non-taxable dividend of one preferred share purchase right (a “Right”) for each outstanding share of Crossroads’ Common Stock and Series F Preferred Stock to the Company’s stockholders of record as of the close of business on June 4, 2014. After the Plan takes effect, any person or group that acquires beneficial ownership of 4.99% or more of the Company’s common stock without Board approval would be subject to significant dilution in the ownership interest of that person or group. Stockholders who currently beneficially own 4.99% or more of the outstanding shares of Crossroads Common Stock will not trigger the preferred share purchase rights unless they acquire beneficial ownership of additional shares of Common Stock. Pursuant to the Plan, all outstanding shares of Series F Preferred Stock and warrants to purchase shares of Common Stock are deemed to represent the beneficial ownership of the underlying shares of Common Stock that may be acquired upon conversion or exercise thereof (without regard to any limitation on a stockholders’ ability to convert or exercise such instruments).

The Rights expire on the earliest of (i) 5:00 p.m., New York, New York time, on the date that the votes of the stockholders of the Company, with respect to the Company’s 2015 Annual Meeting of Stockholders are certified, unless the continuation of the Rights is approved by the affirmative vote of the majority of shares of Common Stock and Series F Preferred Stock, voting as a single class, present in person or represented by proxy at Company’s 2015 Annual Meeting of Stockholders (or any adjournment or postponement thereof) duly held in accordance with the Company’s Amended and Restated Bylaws and applicable law; (ii) 5:00 p.m., New York, New York time, on May 23, 2017; (iii) the time at which the Rights are redeemed or exchanged under the Plan; (iv) the repeal of Section 382 or any successor status and the Board’s determination that the Plan is no longer necessary for preservation of the Company’s NOLs; or (v) the beginning of a taxable year of the Company to which the Board determines that no NOLs may be carried forward.

The issuance of the Rights will not affect Crossroads’ reported earnings per share, nor is it taxable to Crossroads or its stockholders.

Additional information regarding the Plan will be contained in a Form 8-K and in a Registration Statement on Form 8-A that Crossroads will file with the Securities and Exchange Commission.

About Crossroads Systems

Crossroads Systems, Inc. (NASDAQ: CRDS) is a global provider of data archive solutions. Through the innovative use of new technologies, Crossroads delivers customer-driven solutions that enable proactive data security, advanced data archiving, optimized performance and significant cost-savings. Founded in 1996 and headquartered in Austin, TX, Crossroads has been awarded more than 100 patents and has been honored with numerous industry awards for data archiving, storage and protection. Visit www.crossroads.com.

Forward-Looking Statements

This press release includes forward-looking statements that relate to the business and expected future events or future performance of Crossroads Systems, Inc. and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Crossroads Systems’ ability to implement its business strategy, including the transition from a hardware storage company to a software solutions and services provider, its ability to expand its distribution channels, its ability to maintain or broaden relationships with existing distribution channels and strategic alliances and develop new industry relationships, the performance of third parties in its distribution channels and of its strategic alliances, changes in the fair value of its derivative instruments, and its ability to achieve or maintain profitability. The future performance of Crossroads Systems may be adversely affected by the following risks and uncertainties: review of Crossroads Systems’ listing compliance by the Nasdaq Stock Market, uncertainties relating to product development and commercialization, uncertain market acceptance of Crossroads Systems’ products, including StrongBox, intense competition in the data protection and storage markets, variations in quarterly results as a consequence of unpredictable sales cycles and other factors, the ability to obtain, maintain or protect patent and other proprietary intellectual property rights, technological change in the industry, future capital requirements, regulatory actions or delays and other factors that may cause actual results to be materially different from those described or anticipated by these forward-looking statements. For a more detailed discussion of these factors and risks, investors should review Crossroads Systems’ reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, which can be accessed through the SEC’s website or by clicking “SEC Filings” on the company’s Investor Relations website at http://investors.crossroads.com. Forward-looking statements in this press release are based on management’s beliefs and opinions at the time the statements are made. Crossroads Systems undertakes no duty to update this information to reflect future events, information or circumstances.